As filed with the Securities and Exchange Commission on November 20, 2014
File No. _________
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY
(Exact name of registrant as specified in this charter)

DELAWARE	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger J. Patterson, Esq.
Associate General Counsel
and Assistant Secretary
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer’” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒                Accelerated filer ☐
Non-accelerated filer ☐                Smaller reporting company ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock	1,351,784	$89.73	(2)	$121,295,579	(2)	$14,095
(1)    In addition to the shares set forth in the table, pursuant to Rule 416 of the Securities Act, the registration statement shall include an indeterminate number of shares of common stock that may be issued or become issuable in connection with stock splits, stock dividends, recapitalizations or similar events.
(2)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on November 19, 2014. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee of $14,095 is offset by registration fees of $34,454 previously paid by the registrant with respect to 8,858,106 unissued shares of common stock and $8,278.05 previously paid with respect to 10,448,280 unissued shares of common stock registered under Registration Statements on Form S-3 (Registration Nos. 333-178175 and 333-155531) of the Registrant filed with the Securities and Exchange Commission on November 23, 2011 and November 20, 2008). Of those previously paid registration fees, $6,329 shall be applied to the registration fee associated with this Registration Statement.

Prospectus dated November 20, 2014
1,351,784 shares of Common Stock

The Walt Disney Company Investment Plan
A Direct Stock Purchase Plan for Disney Common Stock

The Walt Disney Company is pleased to offer The Walt Disney Company Investment Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of Disney common stock and to reinvest cash dividends in the purchase of additional shares.
Key features of the Plan are summarized below:

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If you do not currently own any shares of Disney common stock, you may join the Plan by completing an enrollment form and either making an initial cash investment of at least $100 or authorizing monthly deductions of at least $50 from a qualified bank account for the purchase of Disney common stock.

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If you currently own at least one share of Disney common stock, registered in your name, you may participate in the Plan simply by completing and returning an enrollment form. If you own one or more shares but they are currently held by a bank or broker in its name (that is, in “street name”), you will need to instruct your agent to transfer your Disney shares to an account registered in your name via the Direct Registration System (DRS). In order to do so, you must provide your broker with the Disney DTC Transfer Agent FAST number: 7824. Once the process is completed, you will receive a transaction advice from the transfer agent.

•	Once you have enrolled, you may make additional investments of $50 or more by check or through automatic monthly deductions from a qualified bank account.

•	All cash dividends will be reinvested automatically in additional shares of Disney common stock.

•	As a participant, you may (but are not required to) deposit your Disney common stock certificates with the Plan Administrator for safekeeping.

•	You may sell all or any portion of your Disney common stock through the Plan.

•	Participation in the Plan is subject to the payment of certain fees in connection with enrollment and the purchase and sale of shares.
Disney common stock is listed on the New York Stock Exchange under the symbol “DIS.” On November 19, 2014, the closing price of Disney common stock on the New York Stock Exchange was $89.82 per share.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus. If any other information or representations are given or made, you must not rely upon them as having been authorized.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Disney common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Disney common stock are offered only through a registered broker/dealer in those jurisdictions.
Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in Disney’s affairs since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.
Investing in our common stock involves risks. Before purchasing common stock pursuant to the Plan, you should read the “Risk Factors” section on page 1.

Risk Factors
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 27, 2014, and updates in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference in this Prospectus. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

The Walt Disney Company
Disney is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521 (telephone: (818) 560-1000).

Disney, together with its subsidiaries, is a diversified international entertainment enterprise with operations in five business segments: Media Networks, Parks and Resorts, Studio Entertainment, Consumer Products and Interactive.

The Media Networks segment includes broadcast and cable television networks, television production operations, television distribution, domestic television stations and radio networks and stations.

The Company owns and operates the Walt Disney World Resort in Florida, the Disneyland Resort in California, Aulani, a Disney Resort & Spa in Hawaii, the Disney Vacation Club, the Disney Cruise Line, and Adventures by Disney. The Company manages and has effective ownership interests of 51% in Disneyland Paris, 48% in Hong Kong Disneyland Resort, and 43% in Shanghai Disney Resort. The Company also licenses the operations of the Tokyo Disney Resort in Japan. The Company’s Walt Disney Imagineering unit designs and develops new theme park concepts and attractions as well as resort properties.

The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video content, musical recordings and live stage plays.

The Consumer Products segment engages with licensees, publishers and retailers throughout the world to design, develop, publish, promote and sell a wide variety of products based on the Company’s intellectual property through its Merchandise Licensing, Publishing and Retail businesses. In addition to leveraging the Company’s film and television properties, Consumer Products also develops new intellectual property, which can be used across the Company’s businesses.

The Interactive segment creates and delivers branded entertainment and lifestyle content across interactive media platforms. Interactive's primary operations include the production and global distribution of multi-platform games, the licensing of content for games and other platforms, including branded mobile phone handsets, website management and design to other Company businesses and the development of branded online services.

Cautionary Statement Concerning Forward-Looking Statements

This Prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain or may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they occur in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, are necessarily estimates reflecting the best judgment of the management of Disney and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail under “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 27, 2014.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement or, in the case of documents incorporated by reference herein or therein, as of the date of those documents. Disney does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

Where You Can Find More Information
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please contact the SEC at (800) SEC-0330 for information on the operation of the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov and on our Internet site at www.disney.com/investors.

This Prospectus constitutes part of a Registration Statement on Form S-3 that we filed with the SEC. This Prospectus does not contain all of the information set forth in the Registration Statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement and all amendments and exhibits thereto.

We are “incorporating” certain documents into this Prospectus by reference, which means that we are disclosing important information to you by referring you to documents that contain such information. The information incorporated by reference is an important part of this Prospectus, and information we file later with the SEC will automatically update and supersede the information in this Prospectus and in documents incorporated by reference. We incorporate by reference the documents listed below that we have previously filed with the SEC:
(1) Disney’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 filed on November 19, 2014.

(2)	Disney’s Current Report on Form 8-K filed on October 3, 2014.

(3)	Disney’s Registration Statement on Form 8-A filed on November 17, 1999.

We are also incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act prior to the termination of this offering (other than information in such documents that is deemed not to be filed).

Disney will provide you without charge, upon written or oral request, a copy of any of the documents incorporated by reference. Requests should be directed to Disney Investor Relations, 500 S. Buena Vista St. – MC0113, Burbank, California 91521-0113 (telephone: (818) 526-4285).

THE WALT DISNEY COMPANY INVESTMENT PLAN
PURPOSE

1.	What is the purpose of the Plan?
The purpose of the Plan is to promote long-term stock ownership among existing and new investors in The Walt Disney Company by providing a convenient method to purchase shares of Disney common stock and reinvest cash dividends paid on such shares.

ADMINISTRATION

2.	Who administers the Plan?
The Plan is administered by Broadridge Corporate Issuer Solutions, Inc. (the “Administrator”), which serves as our stock transfer agent, registrar and dividend disbursing agent. The Administrator acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan. The Walt Disney Company reserves the right to designate a new administrator at any time.

Purchases and sales of Disney common stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. The Administrator has initially designated Apex Clearing Corporation to perform this function, but reserves the right to appoint a different or successor independent agent from time to time.

3.	How do I contact the Plan Administrator?

Written Inquiries:    Disney Investor Relations
c/o Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

Street Address:    Disney Investor Relations
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Brentwood, NY 11717

Window Service:    400 N. Brand Blvd., Suite 900
(8:30 – 5:30 Pacific Time)
Glendale, CA 91203

Telephone Inquiries:     (855) 55-DISNEY (1-855-553-4763)

Fax:    (215) 553-5402
Email:    disneyinvestor@broadridge.com
Website:    www.disneyshareholder.com

When communicating with the Administrator, you should have available your account number, taxpayer identification number, and/or the stock certificate number(s).

4.	What kind of reports will be sent to participants in the Plan?
Statements will be sent to participants with account activity (such as purchase, sale, transfer, deposit, withdrawal of shares or dividend reinvestment) within two weeks following the completion of the transaction or as soon as practicable thereafter. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other shareholders, such as annual reports and proxy statements or notices of availability of these documents.

Please note that if you are enrolling only for dividend reinvestment, you will not receive a confirmation notice of your enrollment. Statements will be sent only once per year upon the reinvestment of any dividend.

For immediate notification of account transactions, you may view your account information online at www.disneyshareholder.com.

5.	Can Plan statements be sent electronically?
Yes. You can elect to have your plan statements sent to you via E-delivery by logging into your account at any time at www.disneyshareholder.com and selecting E-Consent under the Account Services section.

ELIGIBILITY AND ENROLLMENT

6.	How does a Disney shareholder become eligible to participate in the Plan?
If you are already a Disney shareholder with at least one share of common stock registered directly in your name, either in certificate form or held electronically via the Direct Registration System (DRS), you may enroll in the Plan simply by completing and returning the appropriate enrollment form with the appropriate fees.

Initial enrollments are processed on a weekly basis and within 30 business days of receipt and invested within five business days of receiving the funds.

7.	I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate?
If you currently own shares of Disney common stock that are held on your behalf by a bank or broker (that is, in “street name”), you will need to instruct your agent to transfer at least one of your Disney shares to a DRS account registered in your name. You can do this by requesting your broker to transfer your shares via DRS directly to the books of the Administrator, registered in your name. In order to do so, you must provide your broker with the Broadridge Corporate Issuer Solutions, Inc. DTCC Transfer Agent FAST number: 7824. Once the process is completed, you will receive a transaction advice showing the deposit of shares in DRS. Upon receipt of the DRS advice, you can ask the Administrator to send you an enrollment package.

Plan participants may send their share certificates to the Administrator for safekeeping, but doing so is not mandatory. However, in order to sell certificated shares through the Plan, it is necessary that the certificates be deposited with the Administrator. See Questions 21 and 24 below.

8.	I’m not currently a shareholder. Can I participate in the Plan?
If you currently hold no shares of Disney common stock, you may enroll in the Plan by completing and returning an enrollment form for new investors and either making an initial investment of at least $100 or authorizing automatic monthly deductions of at least $50 from a qualified bank account.

Initial enrollments are processed on a weekly basis and within 30 business days of receipt and invested within five business days of receiving the funds.

9.	Are there fees associated with enrollment?
Yes. A one-time $20 enrollment fee is payable with respect to each enrollment. If you are not making an initial cash investment because you already hold at least one share or because you have signed up for automatic monthly deductions of $50, you will need to include a $20 check, made payable to “Broadridge,” with your enrollment form. If your enrollment form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment, together with a $7.00 investment fee. An investment fee will also be deducted from each subsequent investment, in the amount of $7.00 in the case of investments by check, or $1.00 in the case of automatic deductions. See Question 31 below.

10.	Are there any restrictions on participation in the Plan by shareholders residing outside the United States?
Regulations in certain countries may limit or prohibit participation in services provided under this type of program. Accordingly, in the case of citizens or residents of a country other than the United States, its territories, and possessions, the Company may determine, in its sole discretion, not to allow participation because compliance with applicable regulations is not reasonably practicable.

OPTIONAL CASH INVESTMENTS

11.	What are the minimum and maximum amounts for optional cash investments?
Additional investments may be made in amounts of at least $50, subject to a maximum of $250,000 during any calendar year, including your initial investment, if any.

12.	How do I make an optional cash investment?
You may send a personal check or money order, payable in U.S. dollars to “Broadridge.” Cash and third-party checks are not allowed. Checks may be accompanied by the appropriate section of your account statement or an Optional Cash Investment coupon. Optional Cash Investment coupons can be obtained by accessing your account at www.disneyshareholder.com. If you do not have a coupon, be sure to write the account number in the memo portion of your check and include a note identifying your account.

Mail your optional payment to:    Disney Investor Relations
c/o Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717

You may also authorize a one-time, optional cash investment to be deducted from an account at a financial institution that is a member of the National Automated Clearing House Association. To do so, log into your portal profile via www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen which will allow you to set a one-time investment amount and input your banking information.

As an added security measure, Broadridge applies a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions. The optional investment will be made by the independent purchasing agent and will occur the Wednesday after the banking instructions have cleared or, if that day is not a business day, the business day following. See Question 17.

13.	Can I have optional cash investments automatically deducted from my bank account?
Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.

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To initiate this service, you must send a completed “The Walt Disney Company Plan Automatic Deduction Service” form to the Administrator; or, log into your portal profile via www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen that will allow you to establish a recurring investment amount and input your banking information.

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To change any aspect of the instruction, you must send a revised “The Walt Disney Company Plan Automatic Deduction Service” form to the Administrator or, log into your portal profile via www.disneyshareholder.com and click “Plan Options”. You will be re-directed to a new screen which will allow you to edit your current recurring investment amount and/or banking information.

To terminate the deductions, you must notify the Administrator in writing, or by calling the Administrator at (855)55DISNEY (1-855-553-4763) or log into your portal profile via www.disneyshareholder.com and click “Plan Options” then click “Cancel Deductions”.

Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day. Funds will then be invested within six business days after the deduction has occurred.

14.	Will I be charged fees for optional cash investments?
Yes. For any investment made by check, a fee of $7.00 will be deducted prior to investment. A fee of $1.00 per investment will be deducted prior to investment with respect to any investment made by automatic monthly deduction. See Question 31 below.

15.	How are payments with “insufficient funds” handled?
If the Administrator does not receive credit for a cash payment because of insufficient funds or incorrect draft information,

the requested purchase will be deemed void, and the Administrator will immediately remove from your account any shares already purchased upon the prior credit of such funds. The Administrator may also place a hold on the Plan account until an “insufficient funds” fee of $50 is received from the participant, or may sell such shares to satisfy any uncollected amounts. If the net proceeds from the sale of shares are insufficient to satisfy the balance of the uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

PURCHASE OF COMMON STOCK

16.	What is the source of Disney common stock purchased through the Plan?
Generally, share purchases will be made by the Plan’s independent purchasing agent in the open market.

Share purchases in the open market may be made on any stock exchange where Disney common stock is traded or by negotiated transactions on such terms as the independent purchasing agent may reasonably determine. Neither Disney nor any participant will have any authority or power to control or influence the date, time or price at which shares may be purchased by the independent purchasing agent, the manner of effecting these purchases or the broker through which these purchases are made.

17.	When will shares be purchased?
Initial and optional investment purchases will be made by the independent purchasing agent and will occur each Wednesday or if that day is not a business day, the business day following. We refer to each date on which purchases are made as an “Investment Date”. The Administrator must receive initial and optional investments no later than two business days before an Investment Date for those investments to be invested in our common stock beginning on that Investment Date. Otherwise, the Administrator may hold those funds and invest them on the next Investment Date.
No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing each weekly purchase.

18.	What is the price of shares purchased under the Plan?
Shares purchased by the independent purchasing agent in the open market on any investment date will be credited to a participant’s account at the weighted average price incurred to purchase all shares acquired on that date, including brokerage commissions (which commission is currently $.02 per share but is subject to change without notice).
DIVIDENDS

19.	Must my dividends be reinvested automatically?
Yes. Cash dividends on all shares of Disney common stock, including fractional shares, held in your account will be reinvested automatically in additional shares of Disney common stock. No fees will be charged in connection with dividend reinvestments, although the purchase price will include the brokerage commission applicable to all open market purchases (which commission is currently $.02 per share but is subject to change without notice). Payment of dividends on common stock is at the discretion of Disney’s Board of Directors.

20.	When will my dividends be reinvested and at what price?
The reinvestment of your dividends will be completed within five business days of the dividend payment date. The price of shares purchased by the independent purchasing agent with the dividend will be the weighted average price, including brokerage commissions, of all shares purchased with reinvested dividends.

SALE OF SHARES

21.	How do I sell my Plan shares?
You may sell any number of shares held in your account by (i) contacting the Administrator by phone at (855) 553-4763 and giving verbal instruction, (ii) completing the appropriate section of your account statement, (iii) accessing your account at www.disneyshareholder.com and submitting the number of shares to sell, or (iv) preparing a written request and sending it to the Administrator by mail or by fax at (215) 553-5402. The Administrator will forward your request to the Plan’s independent purchasing agent, and the agent will sell your shares, along with shares to be sold for other accounts, within five business days. Proceeds from the sale, less a sales fee of $20 and a brokerage commission (which commission is currently $.02 per share but is subject to change without notice), will be sent by check to you within five business days following the sale. All payments will be made by check and mailed to the participant. For faster delivery, checks can be sent by an overnight courier for an additional fee of $35. Electronic delivery of funds is available for an additional fee of $5. You may enroll in direct deposit by completing the direct deposit authorization form which can be located at www.disneyshareholder.com. A Direct Deposit for Sales Form is also available by contacting the Administrator and must accompany the sales request.

As an added security measure, Broadridge applies a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions, should they arise.
Sale transactions occurring within this initial five-day hold period will still be processed but funds will be issued in check form and mailed to the address of record for the account. All future sale proceeds will be directly deposited according to the instructions provided. Please note that shares that you hold in certificate form must first be deposited into your Plan account before they can be sold. See Questions 23 and 24 below.

22.	Is there a minimum number of shares that I must maintain in my account to keep it active?
Yes. You must maintain at least one share of Disney common stock in your Plan account. If your account balance falls below one share, the Administrator may terminate your participation in the Plan without written notice. Upon termination, your participation in the Plan will cease and your fractional share will be sold. A check for the value of the fractional share, less the $20 sales fee and the $15 termination fee will be mailed to the address of record. If you have a bank account on file, the funds will be deposited into your bank account.
If you are a new investor who has signed up for monthly deductions, your account will be exempt from this requirement until you accumulate one share in your account.

CUSTODIAL SERVICE

23.	How does the custodial service (book-entry shares) work?
All shares of Disney common stock that are purchased through the Plan will be held by the Administrator and reflected in book-entry form in the participant’s account on the records of the Administrator. A Plan participant who holds Disney common stock certificates may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant’s account.

24.	How do I deposit my Disney stock certificates with the Administrator?
To deposit certificates into the Plan, you should send your certificates, by registered and insured mail (insured for 2% of the value of the shares), to the Administrator with written instructions to deposit the shares represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

25.	Are there any charges associated with this custodial service?
No. There is no cost to you either for having the Administrator hold the shares purchased for you through the Plan or for depositing with the Administrator the stock certificates you hold for the purpose of adding the shares to your book-entry share position.

ISSUANCE OF STOCK CERTIFICATES

26.	Will stock certificates be issued for shares acquired through the Plan?
No. Stock certificates will not be issued for shares in a Plan account. The Plan’s book-entry custodial service eliminates the risk and cost of certificate loss, theft or destruction.

27.	How do I request a stock certificate?
The Walt Disney Company discontinued issuing physical certificates in October 2013.

GIFTS AND TRANSFERS OF SHARES

28.	Can I transfer shares that I hold in the Plan to someone else?
Yes. You may transfer ownership of some or all of your Plan shares by sending the Administrator a completed stock power transfer form. Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account. Broadridge Corporate Issuer Solutions, Inc. is a Paperless Legal Transfer Agent. As transfer agent, Broadridge Corporate Issuer Solutions relies on the Medallion guaranteed signature of the shareholder or his/her agent to transfer stock. Supporting legal documentation (death certificates, trusts, powers of attorney, letters of testamentary/administration, etc.) must be reviewed and maintained by the guarantor institution. Legal documents that accompany a transfer request sent to the transfer agent will not be reviewed or returned. The Medallion signature guarantee stamp can be obtained at most major banks and brokerage firms.

29.	Enrolling Newly Transferred Accounts
You may transfer shares to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of fewer than one share. If you wish to open a new Plan account for the transferee, you must include written instructions to enroll the new account and include a $20 check to cover the enrollment fee for each new account.

30.	What about Gifts to Minors?
If you are transferring shares to a minor, you need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority, the custodian’s name can be removed.

SERVICE FEES

31.	What are the fees associated with participation in the Plan?
Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee	$20.00
Investment Fees*
via check	$7.00
via automatic investment	$1.00
Sales Fee*	$20.00
Termination Fee	$15.00
Overnight Courier Fee	$35.00
Direct Deposit of Sale Proceeds Fee	$5.00
Check Replacement Fee	up to $30.00
Lost Securities Replacement Fee	Minimum of $65.00
Fee for Insufficient Funds or Rejected Automatic
Deductions	$50.00
Transfer Fees
Debit shares from account	$5.00
Credit shares from account	$5.00
Historical Research Fee**	$25.00
Cost Basis Election other than FIFO	$50.00

Fees are subject to change with prior notice except for the brokerage commission fee which may change without prior notice.
* Plus a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice).
** There is no fee for statements or 1099 tax forms requested via the on-line shareholder portal.

WITHDRAWAL FROM THE PLAN

32.	How do I close my Plan account?

You may terminate your participation in the Plan either by calling (855) 553-4763 and giving verbal instruction or by sending written instructions to the Administrator. Written instructions can be mailed or faxed to (215) 553-5402. Upon termination, your whole shares will be converted to book-entry form in DRS. The DRS advice will be sent to you together with a check for the value of any fractional share, less the $20 sales fee plus the $15 termination fee. Alternatively, you can have all of the shares in your Plan account sold for you as described above in Question 21.

A fee of $15 will be charged on all terminations. In addition, if you elect to have your shares sold, a brokerage commission (which commission is currently $0.02 per share but is subject to change without notice) will be charged. The per-share commission will also apply to the sale of any fractional share. If you choose to have all whole shares converted to book-entry form in DRS and the fractional share amount, if any, does not cover the termination fee, the Administrator may sell a full share to satisfy any uncollected balance.

Any shares converted to book-entry form in DRS upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the shares are to be issued in a name other than the name or names on your Plan account, you must include complete transfer instructions signed by all registered shareholders. The signature(s) on the instruction letter must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. See Question 28 above.

The Administrator will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Disney common stock.

If you are an active participant in the automatic deduction service and request that all of your shares be sold and your account be terminated, be aware that you may have a purchase pending that will result in more shares being placed in your account after the original sale request has been completed. If you elect to sell but do not request termination of your account, your shares will be sold and future reinvestments and any authorized deductions from your account at a financial institution will continue.  The $20 sales fee will be waived in this circumstance but the brokerage commission will still apply.

ADDITIONAL INFORMATION

33.	How would a stock split or stock dividend affect my account?
Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Administrator or held by you in certificate form will be credited to your book-entry position. If Disney makes a distribution on shares in a form other than cash or shares of Disney common stock, you will receive the distribution in kind.

34.	How do I vote my Plan shares at shareholders’ meetings?
As a Plan participant, you will be sent a proxy statement in connection with each meeting of Disney shareholders, together with a proxy card representing the shares held by the Administrator in your Plan account. You can vote by using the Internet or telephone or by signing, dating and returning the proxy card. Fractional shares will be aggregated and voted in accordance with the participants’ directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

35.	Can the Plan be changed or discontinued?
Disney reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by Disney, whole shares held in a participant’s account under the Plan will be converted to book-entry form in DRS and a cash payment will be made for any fractional share.

LIMITATION OF LIABILITY

If you choose to participate in the plan, you should recognize that neither Disney nor the Administrator can assure you of a profit or protect you against a loss on the shares that you purchase under the plan.

Neither Disney nor the Administrator, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death, the price at which shares are purchased or sold for the participant’s account, the times when purchases or sales are made or fluctuations in the market value of Disney common stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by Disney’s Board of Directors in its discretion, depending upon future earnings, the financial condition of Disney and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

U.S. FEDERAL INCOME TAXATION

The following is a discussion of the material U.S. federal income tax consequences to participants in the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. This discussion does not address estate or gift tax consequences or tax consequences arising under the federal alternative minimum tax, the Medicare tax on net investment income or any state, local or foreign law. Except as specifically set forth below, this discussion does not apply to Plan participants who are non-U.S. persons (including non-resident aliens) or non-U.S. corporations, partnerships or other entities.

Dividends

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as if received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service (IRS) as dividend income.

Gain or Loss

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, realize gain or loss upon the receipt of cash for fractional shares held in the Plan. Gain or loss will also be realized by the participant when shares are sold, either by the independent purchasing agent pursuant to the participant’s request or by the participant after withdrawal from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis for such shares or fraction of a share. The tax basis and holding period of shares acquired after January 1, 2012 that are sold in the participant’s account must be reported to the participant and the IRS on IRS Form 1099-B. The default method of determining cost basis is FIFO—First In, First Out. A participant should retain all transaction statements in order to determine the tax basis of the participant’s shares acquired through the Plan.

Withholding

Plan participants who are non-U.S. persons (including non-resident aliens) or who are non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with IRS regulations. Where applicable, this withholding tax may be reduced or eliminated by treaty between the United States and the country in which the participant resides. Dividends paid on shares in any Plan account, for any Plan participant (whether a U.S. or non-U.S. person), are subject to the “backup withholding” provisions of the Code, unless the Plan participant provides certain certifications. If any withholding is required with respect to a Plan participant, the amount of any dividends, net of the applicable withholding tax, will be credited to the participant’s Plan account for investment in additional shares of Disney common stock.

The foregoing discussion is a summary of the material tax consequences that may be relevant to a participant in the Plan, but does not reflect every possible outcome that could result from participation in the Plan. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares purchased under the Plan.

USE OF PROCEEDS

Share purchases will be made by the Plan’s independent purchasing agent in the open market and therefore there will be no proceeds to the Company from the purchase of shares pursuant to the Plan.

LEGAL MATTERS

The legality of the common stock covered hereby has been passed upon for Disney by Roger J. Patterson, Esq., Associate General Counsel and Assistant Secretary of Disney. Mr. Patterson owns shares of Disney common stock, both directly and as a participant in various stock and employee benefit plans, and he is eligible to participate in the Plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Disney’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

THIS PROSPECTUS SHOULD BE RETAINED BY PARTICIPANTS IN THE PLAN FOR FUTURE REFERENCE.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
All amounts are estimated.

Registration fee	$14,095
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Printing costs	$15,000
Miscellaneous	$2,005
Total	$41,100

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide that the registrant shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the registrant or by reason of the fact that such director or officer, at the request of the registrant, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.
Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that (i) registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of registrant or is serving at the request of registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not registrant would have the power to indemnify him against such liability under the provisions of law, and (ii) registrant may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere. Registrant’s Restated Certificate of Incorporation further provides that a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.
Registrant maintains an officer’s and director’s liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.
Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements, among other things, provide for indemnification of the Indemnitees to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of registrant which is not approved by the Board of Directors of registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require registrant to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy registrant’s indemnification obligations under the Indemnification Agreements.
The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s Restated Certificate of Incorporation and Amended and Restated Bylaws, and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS.

Exhibit Number	DESCRIPTION
4.1	Specimen Common Stock Certificate (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-52659) filed with the SEC on May 14, 1998).
5.1	Opinion of Roger J. Patterson, Esq., as to legality of securities.
10.1	The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.
23.1	Consent of Roger J. Patterson, Esq. (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (included on Signature Page)

ITEM 17. UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
    (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burbank, State of California, on November 20, 2014.

THE WALT DISNEY COMPANY

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel
and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Iger	Chairman and Chief Executive Officer and Director	November 20, 2014
Robert A. Iger	(Principal Executive Officer)

/s/ James A. Rasulo	Senior Executive Vice President and Chief	November 20, 2014
James A. Rasulo	Financial Officer (Principal Financial Officer)

/s/ Brent A. Woodford	Senior Vice President—Planning and Control	November 20, 2014
Brent A. Woodford	(Principal Accounting Officer)

/s/ Susan E. Arnold	Director	November 20, 2014
Susan E. Arnold

/s/ John S. Chen	Director	November 20, 2014
John S. Chen

/s/ Jack Dorsey	Director	November 20, 2014
Jack Dorsey

/s/ Fred H. Langhammer	Director	November 20, 2014
Fred H. Langhammer

/s/ Aylwin B. Lewis	Director	November 20, 2014
Aylwin B. Lewis

/s/ Monica C. Lozano	Director	November 20, 2014
Monica C. Lozano

/s/ Robert W. Matschullat	Director	November 20, 2014
Robert W. Matschullat

/s/ Sheryl K. Sandberg	Director	November 20, 2014
Sheryl K. Sandberg

/s/ Orin C. Smith	Director	November 20, 2014
Orin C. Smith

INDEX TO EXHIBITS

Exhibit Number	DESCRIPTION
4.1	Specimen Common Stock Certificate (incorporated by reference from Disney’s Registration Statement on Form S-3 (No. 333-52659) filed with the SEC on May 14, 1998).
5.1	Opinion of Roger J. Patterson, Esq., as to legality of securities.
10.1	The Walt Disney Company Investment Plan. Set forth in full in Prospectus included as Part I of this Registration Statement.
23.1	Consent of Roger J. Patterson, Esq. (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24	Power of Attorney (included on Signature Page)